Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Jennifer Gianola	Judy Kaneko
+1 (408) 831-4452	+1 (408) 831-4238
jennifer.gianola@gigamon.com	judy.kaneko@gigamon.com

Gigamon Announces Preliminary Fourth Quarter and Fiscal Year 2016 Results
Gigamon to Report Fourth Quarter and Fiscal Year 2016 Results on February 2, 2017
Santa Clara, CA - January 17, 2017 - Gigamon (NYSE: GIMO), the industry leader in traffic visibility solutions, today announced preliminary results for the fourth quarter and fiscal year ended December 31, 2016.
Gigamon currently expects:
Fiscal Fourth Quarter 2016 Preliminary Results

•	Revenue of $84.5 million to $85.0 million, compared to the company’s prior guidance of $91 million to $93 million.

•	GAAP gross margin between 83 percent and 84 percent.

•	Non-GAAP gross margin between 83 percent and 84 percent, compared to the company’s prior guidance of 82 percent to 83 percent.

•	GAAP earnings per share of $0.18 to $0.20.

•	Non-GAAP earnings per share of $0.35 to $0.37 compared to the company’s prior guidance of $0.36 to $0.38.
Fiscal Year 2016 Preliminary Results

•	Revenue of $310.3 million to $310.8 million, an increase of approximately 40 percent year-over-year.

•	GAAP gross margin between 81 percent and 82 percent, at the fourth quarter midpoint an approximate 280 basis point improvement year-over-year.

•	Non-GAAP gross margin between 82 percent and 83 percent, at the fourth quarter midpoint an approximate 250 basis point improvement year-over-year.

•	GAAP operating margin between 9 percent and 10 percent, at the fourth quarter midpoint an approximate 440 basis point expansion year-over-year.

•	Non-GAAP operating margin between 22 percent and 23 percent, at the fourth quarter midpoint an approximate 340 basis point expansion year-over-year.

•	GAAP earnings per share of $1.32 to $1.34, at the fourth quarter midpoint an approximate 680 percent year-over-year increase.

•	Non-GAAP earnings per share of $1.22 to $1.25, at the fourth quarter midpoint an approximate 50 percent year-over-year increase.
“We are disappointed our fourth quarter revenue was below our prior guidance, but we are pleased with our overall financial performance in 2016, our second consecutive year of 40 percent year-over-year revenue growth,” said Paul Hooper, CEO of Gigamon. “Fourth quarter revenue fell short primarily due to lower than expected product bookings in our North America West region, as several significant existing customer accounts deferred purchasing decisions into 2017.
“Our business remains fundamentally strong with our performance in 2016 demonstrating that we continue to capture market share with our leading technology, solutions and partnerships. Specifically, in the fourth quarter we saw:

•	A record 126 new customer accounts.

•
The successful launch of our smaller form-factor new GigaVUE-HC1 product, specifically designed to create opportunities with new customers. In the quarter, 30 percent of the customers for the HC1 were new Gigamon accounts.

•	A strong quarter in EMEA, soon followed by the addition of Gerard Allison, a new leader we expect will drive stronger Gigamon performance in the region.

•	The signing of our first Fortune 1000 customer for the Amazon Web Services solution we launched in November.
“Looking ahead to 2017, we are convinced this is an exciting market and we remain focused on the delivery of innovative products for the enterprise, service provider and federal markets. We will continue to invest in sales, marketing and research and development to capitalize on our opportunities in security, mobility and the cloud,” Mr. Hooper said.
These preliminary, unaudited results are based on management’s initial review of operations for the quarter and fiscal year ended December 31, 2016, and remain subject to completion of the company’s customary closing procedures.
Fourth Quarter and Full Year 2016 Financial Results Conference Call Scheduled for February 2, 2017
Gigamon also announced today it will issue a press release reporting financial results for the fourth quarter and fiscal year ended December 31, 2016 after the close of market on February 2, 2017. Gigamon will host a conference call and live webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on February 2, 2017. Parties in the United States and Canada can access the call by dialing +1 (888)-455-2311, using conference code 6714156. International parties can access the call by dialing +1 (719)-325-2159, using conference code 6714156. The webcast will be accessible on Gigamon's investor relations website at http://investor.gigamon.com for one year. A telephonic replay of the conference call will be available through Thursday, February 9, 2017. To access the replay, parties in the United States and Canada should call +1 (866)-375-1919 and enter conference code 6714156. International parties should call +1 (719)-457-0820 and enter conference code 6714156.
Non-GAAP Financial Measures
Gigamon reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Gigamon unaudited condensed consolidated financial statements presented in accordance with GAAP, Gigamon uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all the amounts associated with the results of Gigamon operations as determined in accordance with GAAP. The non-GAAP financial measures used by Gigamon include historical non-GAAP net income, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP earnings per share. These non-GAAP financial measures exclude stock-based compensation and related payroll taxes, income tax effect of stock-based compensation expense, and a valuation allowance against deferred tax assets from the Gigamon unaudited condensed consolidated statement of operations.

Gigamon believes these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Gigamon management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Gigamon’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Gigamon to prior periods.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our preliminary results for the fourth quarter and fiscal 2016, our expectations of a stronger Gigamon performance in EMEA, our expectations regarding the evolution of our market in 2017 and our expectations regarding continued investment in sales, marketing and research and development during the year. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Our preliminary, unaudited results are based on management’s initial review of operations for the quarter and fiscal year ended December 31, 2016, and remain subject to completion of the company’s customary closing and review procedures. Additional risks include our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products; our ability to retain existing customers and generate new customers; the market for network traffic visibility solutions not continuing to develop; competition from other products and services; and general market, political, economic and business conditions.  The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 26, 2015 and our most recently available Quarterly Report on Form 10-Q. The forward-looking statements in this press release are based on information available to Gigamon as of the date hereof, and Gigamon disclaims any obligation to update any forward-looking statements, except as required by law.
Gigamon
Gigamon (NYSE: GIMO) provides active visibility into data-in-motion network traffic, enabling stronger security and superior performance. Gigamon’s Visibility Fabric™ and GigaSECURE®, the industry’s first Security Delivery Platform, deliver advanced intelligence so that security, network and application performance management solutions in enterprise, government and service provider networks operate more efficiently and effectively. See more at www.gigamon.com, the Gigamon Blog, or follow Gigamon on Twitter, LinkedIn or Facebook.

	Three Months Ended
	December 31, 2016			December 26, 2015
	GAAP (1)	Adjustments (2) (3)	Non-GAAP (1)	GAAP	Adjustments (2) (3)	Non-GAAP
	(in millions)
Gross profit	$70.4	$0.4	$70.8	$55.1	$0.3	$55.4
Operating Income	10.5	10.0	20.5	8.0	6.1	14.1
Net income	$7.3	$6.7	$14.0	$2.6	$8.0	$10.6
Net income per share:
Basic	$0.20	$0.19	$0.39	$0.07	$0.24	$0.31
Diluted	$0.19	$0.17	$0.36	$0.07	$0.22	$0.29
Weighted-average number of shares used in per share amounts:
Basic	36,257	—	36,257	34,252	—	34,252
Diluted	38,444	379	38,823	36,229	330	36,559

1.	For presentation purposes, the numbers for the three months and fiscal year ended December 31, 2016 are derived from the midpoints of the ranges provided in the body of this press release.
2.	Includes stock-based compensation expense and related payroll taxes in the three and twelve months ended December 31, 2016 and December 26, 2015.
3.	Includes income tax effect of non-GAAP adjustments in the three and twelve months ended December 31, 2016 and December 26, 2015.

	Fiscal Year Ended
	December 31, 2016			December 26, 2015
	GAAP (1)	Adjustments (2) (3) (4)	Non-GAAP (1)	GAAP	Adjustments (2) (3)	Non-GAAP
	(in millions)
Gross profit	$255.3	$1.9	$257.2	$176.2	$1.9	$178.1
Operating income	29.9	39.9	69.8	11.6	30.7	42.3
Net income	$50.3	-$2.6	$47.7	$6.2	$22.8	$29.0
Net income per share:
Basic	$1.42	-$0.07	$1.35	$0.18	$0.68	$0.86
Diluted	$1.34	-$0.09	$1.25	$0.17	$0.63	$0.80
Weighted-average number of shares used in per share amounts:
Basic	35,431	—	35,431	33,618	—	33,618
Diluted	37,643	541	38,184	35,866	491	36,357

1.	For presentation purposes, the numbers for the three months and fiscal year ended December 31, 2016 are derived from the midpoints of the ranges provided in the body of this press release.
2.	Includes stock-based compensation expense and related payroll taxes in the three and twelve months ended December 31, 2016 and December 26, 2015.
3.	Includes income tax effect of non-GAAP adjustments in the three and twelve months ended December 31, 2016 and December 26, 2015.
4	Amount for the twelve months ended December 31, 2016 includes a benefit for the release of a significant portion of our valuation allowance against deferred tax assets.